UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 6, 2006
TRW Automotive Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-31970	81-0597059

(Commission File Number)	(IRS Employer Identification No.)

12001 Tech Center Drive, Livonia, Michigan	48150

(Address of Principal Executive Offices)	(Zip Code)
(734) 855-2600

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Purchase of Shares of Common Stock of the Company held by Northrop Grumman
      On November 6, 2006, TRW Automotive Holdings Corp., a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Northrop Grumman Corporation (“Northrop Grumman”) and an affiliate of Northrop Grumman that holds 9,743,500 shares of common stock (the “Common Stock”) of the Company, Richmond U.K. Inc. (together with Northrop Grumman, the “Seller”). Pursuant to the Stock Purchase Agreement, the Seller agreed to sell to the Company 9,743,500 shares of common stock of the Company for an aggregate price of approximately $210 million in cash. The closing of this sale is expected to occur on or before November 10, 2006. Any party to the Stock Purchase Agreement may terminate the agreement if the closing does not occur by November 30, 2006, provided that the terminating party has satisfied all its conditions to closing and complied with all its obligations under the agreement.
      The Company expects to fund a portion of the stock purchase pursuant to the Stock Purchase Agreement with proceeds from its public offering of 6,743,500 shares of Common Stock. The remainder of the purchase will be funded with a combination of cash and existing receivables facilities.
Public Offering
      On November 7, 2006, the Company entered into an underwriting agreement with Lehman Brothers relating to a public offering of 6,743,500 shares of common stock pursuant to the Company’s universal shelf registration statement filed with the Securities and Exchange Commission (“SEC”) on November 6, 2006. The underwriting agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. A prospectus supplement relating to the offering was also filed with the SEC.
      The text of the press release announcing the stock purchase and pricing of the offering, which is attached as Exhibit 99.1, is incorporated by reference herein in its entirety.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d)      Exhibits

Exhibit No.	Description
99.1	Press release of TRW Automotive Holdings Corp. dated November 7, 2006 relating to the Stock Purchase and Public Offering.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRW AUTOMOTIVE HOLDINGS CORP.
Date: November 7, 2006	By:	/s/ Joseph S. Cantie
Joseph S. Cantie
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press release of TRW Automotive Holdings Corp. dated November 7, 2006 relating to the Stock Purchase and Public Offering.